EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 28, 2008 relating to the financial statements and financial statement schedule of OSI Systems, Inc., and the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2008.

/s/ MOSS ADAMS LLP

Los Angeles, California

January 29, 2009